                                                                     EXHIBIT 4.2

                                                          Allens Arthur Robinson
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                           JAMES HARDIE INDUSTRIES NV
                                ARBN 097 829 895
        Incorporated in The Netherlands with corporate seat in Amsterdam.
                      The liability of members is limited.


                  PETER DONALD MACDONALD 2002 SHARE OPTION PLAN
                                      RULES


1.      PURPOSE, DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------

1.1 These Rules are the rules agreed between James Hardie and the Executive and approved by the Board under the Executive Service Agreement.

1.2 In these Rules, the following words and expressions have the meanings indicated unless the contrary intention appears:

        AGM means an Annual General Meeting of James Hardie.

        ASX means Australian Stock Exchange Limited or the stock market conducted by it, as the context requires.

        ASX MARKET PRICE on a particular day means the closing price of Ordinary Shares on the last trading day preceding that day.

        BOARD means the joint board of James Hardie.

        BUSINESS DAY means a day which is a trading day on ASX.

        CHANGE IN CONTROL means:

        (a) a person obtains Voting Power in James Hardie of at least 30% pursuant to a takeover bid for all or a proportion of all of the voting shares of James Hardie which is or becomes unconditional;

        (b) a scheme of arrangement or other merger proposal in relation to James Hardie becomes binding on the holders of all of the voting shares of James Hardie and by reason of such scheme or proposal a person obtains Voting Power in James Hardie of at least 30%; or

        (c) a person becomes beneficial owner of at least 30% of the voting shares of James Hardie on issue other than under (a) or (b).

        EXERCISE PRICE means the exercise price of the Option Series, being the price equal to the average last traded price of Ordinary Shares sold on the ASX on the five trading days


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        immediately before the meeting of shareholders of James Hardie called to approve the issue of options under the Plan, as adjusted in accordance with Rule 5.

        EXECUTIVE means Peter Donald Macdonald.

        EXECUTIVE SERVICE AGREEMENT means the executive service agreement between the Executive and James Hardie to come into effect on 1 November 2002.

        FAMILY MEMBER means the wife or a child of the Executive, provided that such person can not be a resident of The Netherlands.

        FIFTH ANNIVERSARY means five years from the Issue Date.

        GROUP means James Hardie and its subsidiaries as defined in the Corporations Act 2001.

        ISSUE DATE means the date the Option Series is issued to the Executive under the Plan.

        JAMES HARDIE means James Hardie Industries N.V., with corporate seat at Amsterdam, The Netherlands;

        LISTING RULES means the Official Listing Rules of ASX.

        MEDIAN TSR means the middle value of the series comprising the TSR for each company comprising the Peer Group.

        NOMINEE means a Family Member or company nominated by an Option holder for an issue of an Ordinary Share under Rule 3.1, provided that the company nominated can not be a resident of The Netherlands.

        NYSE means the New York Stock Exchange.

        OPTION means options to subscribe for Ordinary Shares granted under the Executive Service Agreement and the Plan.

        OPTIONS SERIES means 1,950,000 Options.

        ORDINARY SHARES means ordinary shares in the capital of James Hardie.

        PEER GROUP means the companies in the Peer Group Index or, where no such listing is compiled by S&P/ASX, such other comparable companies as the Board may determine in its absolute discretion, but always excluding James Hardie.

        PEER GROUP INDEX means the companies listed in the S&P/ASX 200 Index at the start of the Performance Period, excluding the companies listed in the 200 Financials and 200 Property Trust indices.

        PERCENTILE TSR means the TSR of a company in the Peer Group, with the company identified by dividing the companies in the Peer Group into a hundred equal groups ranked in order of TSR magnitude.


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        PERFORMANCE DATE means:

        (a)     the Third Anniversary; or

        (b) if at the Third Anniversary Rule 4.6 is not satisfied, on the first Business Day of the month which falls between the Third Anniversary until the Fifth Anniversary on which Rule 4.6 is satisfied.

        PERFORMANCE PERIOD means the period commencing on the Issue Date and ending at the relevant Performance Date.

        PLAN means this Peter Donald Macdonald 2002 Share Option Plan.

        RESIDENT means established, domiciled or have residence in a country.

        RULES means the rules of the Plan agreed and approved as described in Rule 1.1.

        THIRD ANNIVERSARY means the day falling three years from the Issue Date or, if that day is not a Business Day, the next succeeding Business Day.

        TSR means, in respect of a company, total shareholder returns (including dividends and other distributions) of the company being the amount calculated according to the procedure set out in Schedule A to these Rules.

        TSR RANKING means the percentile ranking of James Hardie amongst the Peer Group, ranked in ascending order according to their TSR (being the percentage of companies in the Peer Group above which James Hardie ranks).

        VOTING POWER has the same meaning as is given to that term in the Corporations Act 2001.

1.3 Where any calculation or adjustment made under these Rules produces a fraction of a cent or a share, the fraction must be eliminated by rounding to the nearest whole number favourable to the holder of these Rules.

1.4 Words denoting the singular number only shall include the plural number and vice versa.

1.5 Headings have been inserted for ease of reference only and shall not affect the interpretation of these Rules.

2.      GRANT OF OPTIONS
--------------------------------------------------------------------------------

2.1 Subject to Rule 9, James Hardie must grant the Option Series to the Executive and/or, at his request, to a Nominee, each being an option to subscribe for, and be issued, one Ordinary Share. The Options are to be granted as soon as possible after the later to occur of the Board approving these Rules under Rule 1.1, or shareholder approval is given under Rule 9.

2.2     The Options will be granted on the terms of these Rules.


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2.3     Upon grant of an Option, James Hardie must deliver to the Option holder a certificate evidencing that Option and setting out the terms of its issue and the rights of the Option holder under these Rules.

3.      ENTITLEMENT
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3.1     Each Option entitles the holder upon exercise under these Rules to be issued, or at the holder's request to have issued to a Nominee, credited as fully paid, one Ordinary Share at an issue price equal to the Exercise Price.

3.2 On the exercise of each Option, James Hardie must issue an Ordinary Share to the holder or Nominee as requested on the date on which the Option is exercised.

3.3 Ordinary Shares issued on the exercise of Options will rank pari passu with all existing Ordinary Shares from the date of issue.

3.4 James Hardie must promptly make application for official quotation by the ASX of all Ordinary Shares issued on the exercise of Options.

4.      EXERCISE OF OPTIONS
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4.1     An Option is exercisable by the holder delivering to James Hardie's
        Secretary:

        (a)     the certificate for the Option;

        (b) a notice addressed to James Hardie and signed by the holder of the Option stating the number of Options which are to be exercised;

        (c) if required by Dutch law, a notification form for purposes of the insider trading notification to the Dutch Securities Board; and

        (d) payment to James Hardie in cleared funds of the Exercise Price applicable to all of the Options specified to be exercised.

4.2 If the items listed in Rule 4.1 are delivered in accordance with that Rule James Hardie must within 7 days:

        (a) issue to the Option holder or Nominee as requested fully paid Ordinary Shares in respect of the Options which are exercised, together with any additional entitlement which has arisen under these Rules;

        (b) enter the Option holder or Nominee as appropriate in the register of members as the registered holder of the Ordinary Shares so issued;

        (c) cancel the certificate delivered under Rule 4.1 and issue a replacement certificate for any unexercised Options which were comprised in the certificate delivered by the Option holder under Rule 4.1.

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4.3     Subject to the provisions of Rules 4.4, 4.5 and 4.6, Options become exercisable on or after the Third Anniversary.

4.4     If before a Performance Date:

        (a)     there has been a Change in Control of James Hardie; or

        (b) the Executive's employment is terminated by James Hardie without cause; or

        (c) the Executive dies during the term of the Executive Service Agreement; or

        (d) the Executive's Service Agreement with James Hardie is terminated by effluxion of time;

        then Options may be exercised on any date on or after such event provided that Rule 4.6 has been satisfied as at the time the event set out above occurs.

4.5     An Option not exercised lapses on the first to occur of:

        (a)     ten years from the Issue Date;

        (b) 2 months after the event in Rule 4.4(a) occurs, where a person obtains Voting Power in James Hardie of more than 95%, or a person becomes beneficial owner of more than 95% of the voting shares of James Hardie on issue;

        (c) 18 months after the event in Rule 4.4(a) occurs, where a person obtains Voting Power in James Hardie of less than 95%, or a person becomes beneficial owner of less than 95% of the voting shares of James Hardie on issue;

        (d) 18 months after any of the events set out in Rules 4.4(b) to (d) occur; and

        (e)     on the Fifth Anniversary, if Rule 4.6 has never been satisfied.

4.6 The Options are only exercisable if at the relevant Performance Date or, if Rule 4.4 applies, at the time indicated in that Rule:

        (a) for 1,462,500 Options, the TSR for James Hardie is equal to or above the Median TSR (where the top performing company is at the 100th Percentile); and

        (b) for up to 487,500 Options, 19,500 Options for each 1% increment in James Hardies' TSR Ranking above the Median TSR.

5.      ANTI DILUTION PROVISIONS
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5.1     PARTICIPATION IN NEW ISSUES

        Subject to the provisions of Rules 5.2 and 5.3, the holder of an Option may participate in new issues of securities of James Hardie to holders of Ordinary Shares if the Option is exercised before the record date for determining entitlements to the issue. James Hardie must give 7 Business Days' notice of any new issue to the holder before the record date for determining


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        entitlements to the issue in accordance with the Listing Rules, so as to permit the holder to exercise any Option which, on its terms, may be exercised before that record date.

5.2     BONUS ISSUES

        If:

        (a) James Hardie makes a bonus issue or bonus issues, of shares or other securities pro rata to holders of Ordinary Shares; and

        (b) for any reason an Option has not been exercised before the record date for determining entitlements to that bonus issue:

        then:

        (c) that Option, if and when exercised, entitles the holder to receive the bonus issues in respect of Ordinary Shares resulting from exercise of the Option, as if the Option had been exercised and the Ordinary Shares issued before the record date applicable to the first bonus issue.

5.3     RIGHTS ISSUES

        If:

        (a) James Hardie makes an offer of Ordinary Shares pro rata to all or substantially all holders of Ordinary Shares for a subscription price which is less than the then Market Price (defined below); and

        (b) for any reason an Option has not been exercised before the record date for determining entitlements to the rights issue:

        then:

        (c)     the Exercise Price must be reduced by an amount calculated as:

                O' = O - E[P - (S+D)]
                             N +1

                O' = the new exercise price of the option.

                O  = the old exercise price of the option.

                E  = the number of underlying securities into which one option is exercisable.

                NOTE: E is one unless the number has changed because of a bonus issue.

                P  = the average market price per security (weighted by
                     reference to volume) of the underlying securities during the 5 trading days ending on the day before the ex rights date or ex entitlements date.

                S  = the subscription price for a security under the pro rata issue.

                D  = the dividend due but not yet paid on the existing
                     underlying securities (except those to be issued under the pro rata issue).
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                N  = the number of securities with rights or entitlements
                     that must be held to receive a right to one new security.

5.4     NOTIFICATION

        James Hardie must notify the Option holder and the ASX within one month after the record date for a pro rata bonus or rights issue of the adjustment to the number of Ordinary Shares over which each Option exists and the adjustment to the Exercise Price.

5.5     CAPITAL RECONSTRUCTIONS

        If the issued ordinary capital of James Hardie is reconstructed then the:

        (a)     entitlement to securities attaching to each Option; and

        (b)     Exercise Price;

        must each be reconstructed in the same proportion as the issued ordinary capital of James Hardie is reconstructed, and in a manner which does not result in any additional benefits being conferred nor any adverse consequences being imposed on the holder which are not conferred or imposed on shareholders of James Hardie (subject to the same provisions with respect to rounding of entitlements as sanctioned by the meeting of shareholders approving the reconstruction of capital) but in all other respects the terms for the exercise of Options will remain unchanged.

5.6     In particular, if:

        (a) James Hardie makes a return of capital to the holders of Ordinary Shares then the Exercise Price must accordingly be reduced by the amount of the capital returned in respect of each such Ordinary Share;

        (b) the Ordinary Shares in James Hardie are subdivided or consolidated into Ordinary Shares of a different amount:

                (i) the number of Options immediately prior to such reconstruction must be correspondingly adjusted to a number equivalent to the number of Ordinary Shares which would have resulted to the holder by virtue of the reconstruction if, immediately prior to the reconstruction, the holder had been registered as the holder of all of the Ordinary Shares which would have been issued to the holder on exercise of all the Options; and

                (ii) the Exercise Price must be adjusted so that it bears the same proportion to the Exercise Price as the total number of issued Ordinary Shares immediately prior to the reconstruction bears to the total number of issued Ordinary Shares immediately after the reconstruction.

5.7     ISSUE OF SECURITIES IN OTHER CORPORATIONS

        If any offer is made to the holders of Ordinary Shares, either pro rata to their existing holdings of Ordinary Shares or on a preferential or any other basis, for the subscription or purchase of


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        shares or securities of any company other than James Hardie by way of cash subscription, James Hardie must use its best endeavours to procure that there is made to each holder of Options an offer on terms which corresponds with the offer the holder would have received had each option been exercised and Ordinary Shares issued.

5.8     OTHER ADJUSTMENTS

        If any reconstruction or alteration to the share capital or other securities of James Hardie, or the rights attaching to them, occurs so that for any reason, in the opinion of James Hardie or the Executive, the application of the earlier provisions of this Rule 5 does not provide for adjustments which are fair and equitable, James Hardie or the Executive may request that James Hardie and the Executive negotiate in good faith with a view to determining any appropriate adjustments. If such a request is made by James Hardie or the Executive and a conclusion has not been negotiated which is satisfactory to James Hardie and the Executive within a period of two months after that request is made, either James Hardie or the Executive may request that the matter be determined under Rule 7.

6.      MISCELLANEOUS
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6.1     James Hardie must send to the holder of Options all reports and accounts required to be laid before shareholders of James Hardie in general meeting, and all notices of general meetings of shareholders, as if the Option holder was a shareholder.

6.2 If Options are exercised simultaneously then the holder may aggregate the number of Ordinary Shares or fractions of Ordinary Shares or other securities to which the holder is entitled to subscribe under those Options. Fractions in the aggregate number only will be disregarded in determining the total entitlement to subscribe.

6.3 James Hardie must give notice to a holder of any adjustment to the number of Ordinary Shares or other securities which the holder is entitled to subscribe for on exercise of an Option, and of any adjustment to the Exercise Price payable on the exercise of an Option.

6.4 In spite of anything else in these Rules, the exercise of Options and disposal of the resulting Ordinary Shares is subject to:

        (a)     the insider trading rules imposed by law; and

        (b) the securities transactions rules which James Hardie and the Executive have agreed to apply to the Executive.

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7.      DETERMINATION BY EXPERTS
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7.1     If either James Hardie or the Executive makes a request under Rule 5.8 that a matter be determined under this Rule, the following provisions apply.

7.2 Each of James Hardie and the Executive must within 14 days after the request is made, appoint an expert and request that the matter be determined by agreement between the experts respectively appointed by them, after receiving any submissions which either James Hardie or the Executive might wish to make.

7.3 If the experts appointed by James Hardie and the Executive are not able to reach agreement within one month after their appointment, then either James Hardie or the Executive may request that the matter be determined by a third expert to be selected by the experts appointed by each of James Hardie and the Executive and may request that the third expert make a decision on the matter as soon as practicable after receiving any submissions which either James Hardie or the Executive might wish to make. If the experts appointed by James Hardie and the Executive are not able to agree upon a third expert to be appointed under this Rule within seven days after being requested to do so, then the third expert must be appointed by the President for the time being of the Securities Institute of Australia.

7.4 The decision of any experts or expert made under this Rule is, in the absence of manifest error, to be conclusive and binding on James Hardie and the Executive and the holder of Options. James Hardie and the Executive must each pay one half of the costs and expenses of any third expert appointed in making a determination. The expert or experts will be appointed as experts and not as arbitrators, and the procedures for determination of a matter referred to the experts are to be decided by the experts in their absolute discretion.

8.      NOTICES
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8.1     James Hardie must give notices to the holders of Options in the manner prescribed by the Constitution of James Hardie for the giving of notices to shareholders of James Hardie, and the relevant provisions of James Hardie's articles of association apply, with all necessary modification to notices to holders.

8.2     Whenever adjustments are made to:

        (a)     the Exercise Price;

        (b)     the entitlement to Ordinary Shares on exercise of Options; or

        (c)     these Rules,

        James Hardie must give notice of the adjustment to each Option holder.


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9.      SHAREHOLDER APPROVAL
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        The grant of Options under these Rules is conditional on approval by ordinary resolution at a general meeting of James Hardie as specified in the Executive Service Agreement and as required by the ASX Listing Rules.

10.     AMENDMENTS
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        These Rules may not be varied without the prior consent in writing of
        James Hardie and the Executive.

11.     DUTCH LAW
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        The Options and other securities under this Plan are not and will not be offered to persons who are resident or domiciled in The Netherlands.
        This Plan, any offer of Options or other securities under this Plan and each announcement thereof (i) will state that no offer is being made to residents of The Netherlands and (ii) will comply with the laws and regulations of any State where persons to whom the offer is made are resident.


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SCHEDULE A

                               CALCULATION OF TSR


The TSR for each company in the Peer Group over the Performance Period shall be calculated in accordance with the following procedure:


           Explanation                                Example
Step 1     Calculate the average daily closing        Suppose average closing price at
           price of an ordinary share of a company    end of Performance Period is
           over the 5 days immediately preceding      $9.00.
           the end of the Performance Period.

Step 2     Work out the average daily closing price   Suppose average closing price at
           of an ordinary share of a company over     start of Performance Period is
           the 5 days immediately preceding the       $6.00.
           start of the Performance Period.

Step 3     Divide the result from Step 1 by the       9.00 / 6.00 = 1.50
           result from Step 2.

Step 4     Divide each dividend (including all cash   YEAR   PRICE   DIVIDEND  DIVIDEND
           payments for capital reductions, special                              YIELD
           dividends etc) paid on an ordinary share   ----   -----  ---------- --------
           of the same company during the             1      6.50   12.0 cents  1.8462%
           Performance Period by the price of an
           ordinary share of the same company on      2      7.50   12.0 cents  1.6000%
           the date of payment of the respective
           dividend.  Each of these amounts is the    3      8.50   12.0 cents  1.4118%
           "dividend yield".

Step 5     Add 1.0 to each of the dividend yields     YEAR           RESULT
           for the Performance Period.  Each of       ----          --------
           these amounts is a result.                 1             1.018462

                                                      2             1.016000

                                                      3             1.014118

Step 6     Multiply each of the results in Step 5     1.018462 x 1.016000 x 1.014118=
           together.                                  1.049365

Step 7     Multiply the result from Step 3 by the     1.50 x 1.049365 = 1.574048
           result from Step 6.

Step 8     Subtract 1.0 from the result from Step 7.  1.574048 - 1.00 = 0.574048

Step 9     Multiply the result from Step 8 by 100.    0. 574048 x 100 = 57.4048%



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SCHEDULE B

                          NOTICE OF EXERCISE OF OPTION


                             APPLICATION FOR SHARES

                           JAMES HARDIE INDUSTRIES NV

                                (ACN 000 009 263)


        I/We apply for     No. of Shares               Amount Payable
        Ordinary Shares    ....................     $...................
        Full Application                            $...................
        Money Payable

Please fill in the     I/We lodge Full      $                   Complete your
full Application       Application Money                        cheque made out
Money Payable from                                              to James Hardie
Section A above                                                 Industries NV for
                                                                this amount,
                                                                attach it to this
                                                                application form
                                                                and send it to


                              Given name/s  Surname/s   Tax file No or exemption
                              ------------------------  ------------------------
Complete full name details    Applicant
for Ordinary Shares
                              ------------------------  ------------------------


                          ------------------------------------------------------
Complete address for
Ordinary Shares
                          ------------------------------------------------------
                          No & Street

                          ------------------------------------------------------
                          Suburb or City        State                 Postcode

                          ------------------------------------------------------


                          ------------------------------------------------------
Telephone details         Home                  Work          Contact name
                          ------------------------------------------------------


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                          ------------------------------------------------------
                          (  )                  (  )
                          ------------------------------------------------------


The applicant agrees to be bound by the Constitution of James Hardie Industries NV and the Rules of the Option Plan under which these options are granted.


--------------------------------
Signature


--------------------------------
Name of applicant



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